UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 17, 2005

MERCK & CO., INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	No. 001-3305	No. 22-1109110

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Merck Drive P.O. Box 100 Whitehouse Station, New Jersey	08889

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 908-423-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-1.1 UNDERWRITING AGREEMENT
EX-1.2 PRICING AGREEMENT
EX-4.1 FORM OF NOTE

Item 8.01    Other Events.

On February 17, 2005, Merck & Co., Inc. (the “Company”) closed its sale of $1,000,000,000 principal amount of its 4.75% Notes due 2015 (the “Notes”) pursuant to an Underwriting Agreement and a Pricing Agreement, both dated February 14, 2005, and both among the Company, and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters named in Schedule I to such Pricing Agreement. The Notes were issued pursuant to that certain Indenture dated April 1, 1991 between the Company and Morgan Guaranty Trust Company of New York, as supplemented by the First Supplemental Indenture dated October 1, 1997, between the Company and First Trust of New York National Association. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to two Registration Statements on Form S-3 (File Nos. 333-118186 and 333-72546) previously filed with the Securities and Exchange Commission under the Act. Copies of the Underwriting Agreement, the Pricing Agreement, and the form of Note are attached hereto as Exhibits 1.1, 1.2, and 4.1, respectively, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

     The following documents are filed as Exhibits to this report:

1.1	Underwriting Agreement, dated February 14, 2005, among the Company, and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters.

1.2	Pricing Agreement, dated February 14, 2005, among the Company, and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters.

4.1	Form of Note.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCK & CO., INC.

By:  /s/  Debra A. Bollwage

Name:  Debra A. Bollwage
Title:    Senior Assistant Secretary

Date: February 23, 2005

EXHIBIT INDEX

1.1	Underwriting Agreement, dated February 14, 2005, among the Company, and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters.

1.2	Pricing Agreement, dated February 14, 2005, among the Company, and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters.

4.1	Form of Note.